                                                                     Exhibit 8.1

                                  May 31, 2000


Associates Credit Card Receivables Corp.
290 East Carpenter Freeway
Irving, Texas  75062

                  Re:      Associates Credit Card Master Note Trust


Ladies and Gentlemen:

         We have acted as counsel for Associates Credit Card Receivables Corp., a Delaware corporation (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-3, which was filed on January 18, 2000, and Amendment No. 1 to the Registration Statement on Form S-3, which is being filed on or about May 31, 2000 (collectively, the "Registration Statement"), in each case with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Associates Credit Card Master Note Trust (the "Trust"). Each Series of Notes will be issued pursuant to the Amended and Restated Master Indenture, dated as of April 1, 2000 (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement"), in each case between the Trust and The Bank of New York, as Indenture Trustee. The Master Indenture relating to Series of Notes to be issued by the Trust has been filed as Exhibit 4.1 to the Registration Statement. The form of Indenture Supplement relating to a Series of Notes to be issued by the Trust has been filed as Exhibit 4.2 to the Registration Statement.

         We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences" and the statements set forth in the representative form of prospectus supplement relating to the Notes (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms - Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby confirm our opinions set forth under such headings.

         We note that the Prospectus and representative form of Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income

Associates Credit Card Receivables Corp.
May 31, 2000
Page 2


tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP